NEWS RELEASE for February 7, 2013 at 8:00AM Eastern Time
Contacts:                    Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com
PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER
AND FISCAL YEAR 2012

Fourth Quarter Net Income of $2.3 Million or $0.12 per Diluted Share

BURLINGTON, MA (February 7, 2013)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a global leader in laser and other light-based systems for aesthetic treatments, today announced financial results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter 2012 Year-Over-Year Financial Highlights Include:
•	Net income of $2.3 million or $0.12 per diluted share compared to 2011 net loss of $1.9 million or $0.10 per share
•	Professional product revenues of $17.5 million, up 31%
•	Professional product revenues gross margin of 60%
•	North America professional product revenues of $10.0 million, up 19%
•	International professional product revenues of $7.5 million, up 49%
•	Cash and investments portfolio of $99.7 million

Year 2012 Year-Over-Year Financial Highlights Include:
•
Net loss of $6.2 million or $0.33 per share compared to 2011 net income of $7.4 million or $0.39 per diluted share.  Our 2011 net income includes the results of the patent litigation settlement with Candela and Syneron, positively affecting 2011 net income by $16.5 million.

•	Professional product revenues of $55.4 million, up 25%
•	Professional product revenues gross margin of 60%
•	North America professional product revenues of $30.9 million, up 26%
•	International professional product revenues of $24.5 million, up 23%

Chief Executive Officer Joseph P. Caruso commented, "We are very pleased with the continued growth of our professional business as we continue to expand our product portfolio and make key investments in our distribution network. This quarter is the first quarter that we reported profit since the recession began, excluding the third quarter of 2011 which included the $31 million patent litigation settlement with Candela and Syneron.  The efforts that we have made over the past year to transition our consumer business and focus on our core professional market have resulted in bottom line results and top line revenue growth.  This quarter was the thirteenth consecutive quarter of product revenue growth year over year.  The Palomar Icon™ Aesthetic System is opening new doors and expanding our installed base. The Icon platform is the next generation of aesthetic system with melanin detection technology, high peak powers, state of the art cooling, built-in calibration, and an intuitive user interface to provide fast treatments with excellent outcomes and superior user experience."

Mr. Caruso added, "The technology investments we made in diode laser technology are paying off as well.  We are seeing a great market response for the Vectus hair removal laser. It is the fastest laser hair removal system on the market today with the ability to provide permanent results and treat large body areas quickly and small body areas with precision. The Vectus opens the stand-alone laser hair removal market for us and should be incremental to our platform system sales.  The intuitive user interface and speed make it a natural addition or replacement for any aesthetic hair removal practice. It also comes standard with the Skintel™ Melanin Optical Density reader that helps providers to more safely offer optimized hair removal treatments tailored to each client's skin type, lifestyle, and ethnicity. Sales of Vectus systems have exceeded our expectations. Early acceptance and reviews have been great and the feedback from luminaries is very positive. Light based hair removal procedures are the most common of all the light based aesthetic procedures and are an economic driver for any aesthetic practice. We believe the Vectus laser offers the best technology to address this large and stable market opportunity for new aesthetic practices and to replace older technology in existing practices. We continue to ramp up production to meet demand. The Vectus is cleared in the United States and most countries in Europe and the Middle East, and was just cleared last month in Canada. We will be rolling the Vectus out to other areas of the world as we fill our distributor pipeline and obtain product registrations in additional countries in upcoming quarters."

- more -

Palomar - Page 2

Mr. Caruso commented on the consumer business, "Aesthetic light based consumer devices remain a big opportunity in the future.  We have developed proprietary technology that positions us well to participate in this emerging market as it develops.  Near term we have focused our attention on our core professional business and profitability and we are taking advantage of the technology developed for the consumer market in the strategies that will grow the professional market today.  Our consumer fractional laser technology has delivered the clinical benefits promised, proven to be easy to use and can be manufactured reliably.  We have used our experience to develop the Palomar Emerge™ fractional laser that will enable us to expand our customer base at an attractive price point to first time users as part of a long term strategy to develop a new segment of the market."

Mr. Caruso added, "We believe we have made the right investments that position us to expand the professional aesthetic market with new and unique products.  These investments should provide for future growth and profitability and continued success."

Professional and consumer segment results for the three and twelve months ended December 31, 2012 and 2011 are as follows:
	For the three months ended December 31,
		2012			2011
	Professional	Consumer	Total	Professional	Consumer	Total

Revenues	$22,527,775	$900,452	$23,428,227	$19,412,649	$3,549,543	$22,962,192
Cost of revenues and royalties	9,137,959	864,742	10,002,701	8,026,735	3,204,586	11,231,321
Gross profit	13,389,816	35,710	13,425,526	11,385,914	344,957	11,730,871
Operating expenses	10,793,259	377,038	11,170,297	12,413,914	1,060,241	13,474,155
Income (loss) from operations	$2,596,557	$(341,328)	$2,255,229	$(1,028,000)	$(715,284)	$(1,743,284)

	For the year ended December 31,
		2012			2011
	Professional	Consumer	Total	Professional	Consumer	Total

Revenues	$77,487,353	$3,085,882	$80,573,235	$99,882,758	$3,554,110	$103,436,868
Cost of revenues and royalties	31,313,699	6,580,752	37,894,451	39,436,166	3,267,165	42,703,331
Gross profit (loss)	46,173,654	(3,494,870)	42,678,784	60,446,592	286,945	60,733,537
Operating expenses	45,367,516	3,302,673	48,670,189	46,402,221	3,593,634	49,995,855
Income (loss) from operations	$806,138	$(6,797,543)	$(5,991,405)	$14,044,371	$(3,306,689)	$10,737,682

Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (877) 881-2595 or listen to the webcast in the About Palomar/Investors section of the Company's website at palomarmedical.com. A webcast replay will also be available.

- more -

Palomar - Page 3

About Palomar Medical Technologies, Inc: Palomar designs, produces and sells the most advanced cosmetic lasers and intense pulsed light (IPL) systems to dramatically improve the appearance of women's and men's skin.  For over 15 years, Palomar has pioneered the science of using lasers and light to improve appearances. As the industry's technology leader, Palomar has invested in creating cosmetic laser and IPL systems that put real value in the hands of physicians and other professionals to benefit consumers.  Thousands of physicians worldwide trust and depend on Palomar technology to not only introduce new aesthetic treatments such as advanced laser hair removal, laser liposuction, skin resurfacing, acne, laser treatments for scars, wrinkle treatment, stretch marks (striae), and photofacials for pigmented and vascular lesions, but to also make them robust, faster, more powerful, and more comfortable for those being treated.  In June 2009, Palomar became the first company to receive a 510(k) over-the-counter ("OTC") clearance from the FDA for a new, patented, home-use, laser device for the treatment of fine lines and wrinkles around the eyes (periorbital wrinkles). This OTC clearance allows the PaloVia® Skin Renewing Laser® to be marketed and sold directly to consumers without a prescription.

For more information on Palomar and its products, visit Palomar's website at palomarmedical.com for professional products or palovia.com for consumer products. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the About Palomar/Investors section of the website.

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, challenges in managing joint ventures and research with third parties, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2011 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

- more -

Palomar - Page 4
Palomar Financial Summary:
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Professional product revenues	$17,520,987	$13,418,910	$55,431,273	$44,428,810
Consumer product revenues	900,452	3,549,543	3,085,882	3,554,110
Service revenues	3,354,711	3,945,713	13,868,665	15,134,438
Royalty revenues	1,617,058	1,492,470	6,887,655	38,097,285
Other revenues	35,019	555,556	1,299,760	2,222,225
Total revenues	23,428,227	22,962,192	80,573,235	103,436,868

Costs and expenses:
Cost of professional product revenues	7,047,315	5,604,458	22,350,415	18,178,369
Cost of consumer product revenues	864,742	3,204,586	6,580,752	3,267,165
Cost of service revenues	1,443,821	1,825,290	6,208,221	6,838,137
Cost of royalty revenues	646,823	596,987	2,755,063	14,419,660
Research and development	2,217,915	3,844,748	10,298,581	15,644,338
Selling and marketing	6,936,792	7,052,368	27,482,574	25,623,587
General and administrative	2,015,590	2,577,039	10,889,034	8,727,930
Total costs and expenses	21,172,998	24,705,476	86,564,640	92,699,186

Income (loss) from operations	2,255,229	(1,743,284)	(5,991,405)	10,737,682

Interest income	78,495	81,560	344,992	1,095,536
Other loss	(31,417)	(125,932)	(40,216)	(298,826)

Income (loss) before income taxes	2,302,307	(1,787,656)	(5,686,629)	11,534,392

Provision for income taxes	35,518	148,986	484,530	4,105,963

Net income (loss)	$2,266,789	$(1,936,642)	$(6,171,159)	$7,428,429

Net income (loss) per share:
Basic	$0.12	$(0.10)	$(0.33)	$0.40
Diluted	$0.12	$(0.10)	$(0.33)	$0.39

Weighted average shares outstanding:
Basic	18,914,213	18,729,653	18,863,708	18,695,612
Diluted	19,117,975	18,729,653	18,863,708	18,942,016

- more -

Palomar - Page 5
Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$88,174,163	$87,817,176
Accounts receivable, net	10,558,667	9,853,682
Inventories	21,584,907	21,175,754
Other current assets	667,534	999,919
Total current assets	120,985,271	119,846,531

Marketable securities and other investments	11,533,090	21,268,777

Property and equipment, net	35,885,028	36,713,578

Other assets	425,293	232,594

Total assets	$168,828,682	$178,061,480

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$1,645,696	$3,476,030
Accrued liabilities	9,102,544	12,437,921
Deferred revenue	3,286,422	3,746,140
Total current liabilities	14,034,662	19,660,091

Accrued income taxes	3,256,088	3,082,356
Deferred revenue, net of current portion	972,918	677,840

Total liabilities	$18,263,668	$23,420,287

Stockholders' equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	-	-
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued and Outstanding- 19,970,424 and 19,966,149 and 19,573,244 and 19,573,244 shares, respectively	199,705	195,733
Additional paid-in capital	221,180,420	219,062,043
Accumulated other comprehensive loss	(252,891)	(263,849)
Accumulated deficit	(70,523,893)	(64,352,734)
Treasury stock, at cost – 4,275 and 0 shares, respectively	(38,327)	-
Total stockholders' equity	$150,565,014	$154,641,193

Total liabilities and stockholders' equity	$168,828,682	$178,061,480
# # #